EXHIBIT 99


                       INDEPENDENT AUDITOR'S REPORT


The Board of Directors
Catskill Financial Corporation:

We have audited the accompanying consolidated statements of financial condition of Catskill Financial Corporation and subsidiary (the Company) as of September 30, 1996 and 1995, and the related statements of operations, changes in shareholders' equity and cash flows for each of the years in the three-year period ended September 30, 1996. These consolidated financial statements are the responsibility of the Company's management.
Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Catskill Financial Corporation and subsidiary at September 30,
1996 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended September 30, 1996, in conformity with generally accepted accounting principles.

As discussed in note 1 to the consolidated financial statements, as of October 1, 1994 the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" which changed its method of accounting for investment securities.


                                                      KPMG Peat Marwick LLP
                                                      Albany, New York

                                                      November 1, 1996